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                                                                    EXHIBIT 23.4






                    Independent Certified Public Accountants,

                            dated September 25, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated September 20, 2002, relating to the consolidated financial statements of Behringer Harvard Advisors II LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
September 25, 2002



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